Exhibit 1

                     CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE 13D PURSUANT TO RULE 13D-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION


     Ronald E. Warnicke is the beneficial owner of the 4,724,778 shares of Company Common Stock held in the name of Tudor Investments Ltd. Profit Sharing Plan. Mr. Warnicke is a partner in the law firm of Warnicke & Littler PLC located at 1411 N. 3rd Street, Phoenix, Arizona 85004. During the last five years Mr. Warnicke has not been convicted in a criminal proceeding of the type required to be disclosed herein nor party to a civil proceeding of a judicial or administrative body of competent jurisdiction which would make him subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any or finding any holders with respect to such laws.

     Tudor Investments Ltd. Profit Sharing Plan and Ronald E. Warnicke do hereby certify that the Schedule 13D to which this certification is attached as Exhibit 1 is being filed with the Securities and Exchange Commission on behalf of the undersigned.

Dated: 10-5-2004


/s/ Ronald E. Warnicke
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By:  Ronald E. Warnicke
Its: Trustee


/s/ Ronald E. Warnicke
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By: Ronald E. Warnicke